EXHIBIT 5.1
                                                              -----------



   Christopher J. Zinski
   Direct Dial:  (312) 258-5548

                                 _________________, 2000

   Board of Directors
   Marquette Savings Bank, S.A.
   10533 West National Avenue
   West Allis, Wisconsin  53227

   Gentlemen:

        We refer to the proposed issuance and exchange of 2,377,852 shares of Common Stock, $0.01 par value (collectively, the "Shares"), of Marquette Capital Holding Company, Inc., a federally-chartered stock corporation to be formed (the "Company"), and to the Form S-4 Registration Statement relating to the Shares (the "Registration Statement") that the Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Shares will be issued in connection with the Agreement and Plan of Reorganization by and among Marquette Savings Bank, S.A., a Wisconsin-chartered capital stock savings association ("Marquette"), the Company and Marquette Interim Federal Savings Bank, a federal stock savings bank to be formed ("Interim") ("the Reorganization Agreement"), under which Marquette will become a wholly-owned subsidiary of the Company. Pursuant to the Reorganization Agreement, the stockholders of Marquette will exchange their shares of Common Stock, $0.01 par value, of Marquette on a one-for-one basis for the Common Stock of the Company, as more fully described in the Registration Statement.

        We are familiar with the proceedings to date with respect to the proposed issuance and exchange of the Shares and have examined such records, documents and matters of fact as we have considered relevant for purposes of this opinion.

        Based upon such examination, we are of the opinion that the Shares will be legally issued, fully paid and non-assessable when:

        (a) the Registration Statement, as then amended, shall have become effective under the Act;

        (b) the Reorganization Agreement shall have been duly authorized, executed and delivered by Marquette, the Company and Interim; and

        (c) the Shares shall have been issued and exchanged as contemplated in the Registration Statement and in accordance with the terms and conditions of the Reorganization Agreement.





   Board of Directors
   Marquette Savings Bank, S.A.
   ________________, 2000
   Page 2



        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE



                                 By:  /s/  Christopher J. Zinski
                                      ----------------------------------
                                      Christopher J. Zinski